Exhibit 10.12(c)

GATEWAY CASINOS & ENTERTAINMENT LIMITED
100-4400 Dominion Street

Burnaby, BC V5G 4G3

June 7, 2021

Leisure Acquisition Corp.

250 West 57th Street, Suite 415

New York, NY 10107

Re: Conversion Warrants

Reference is made to that certain (i) Expense Advancement Agreement (the “Expense Advancement Agreement”), dated as of December 5, 2019, by and among Leisure Acquisition Corp., a Delaware corporation (the “LACQ”) and Gateway Casinos & Entertainment Limited, a Canadian corporation (“GCEL”), (ii) Promissory Note, dated as of December 5, 2019, executed and delivered pursuant to the Expense Advancement Agreement, (iii) Amendment to Promissory Note (the “Amendment to Promissory Note”), effective as of January 31, 2021, between LACQ and GTWY Holdings Limited (“GTWY”), (iv) Notice of Conversion (the “Notice of Conversion”, and together with the Expense Advancement Agreement, the Promissory Note, the Amendment to Promissory Note and the Notice of Conversion, the “Expense Advance and Warrant Documents”), dated as of December 5, 2019, by GTWY and acknowledged by LACQ and (v) Warrant Agreement (the “Warrant Agreement”), dated as of December 1, 2017, by and between LACQ and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”).

On December 5, 2019, GCEL advanced $566,287.53 to LACQ pursuant to the Expense Advancement Agreement, on the terms set forth in the Promissory Note, which terms were subsequently amended by the Amendment to Promissory Note on January 31, 2021. Also on January 31, 2021, pursuant to the Notice of Conversion, 566,288 Conversion Warrants (as defined in the Amendment to Promissory Note) were issued, in full satisfaction of the Promissory Note (as amended by the Amendment to Promissory Note).

You hereby agree that, in order to correct a typographical error, notwithstanding anything in the Expense Advancement and Warrant Documents to the contrary, the payee on the Promissory Note will be deemed to be GCEL, and the $566,288 Conversion Warrants will be deemed to have been originally issued to GCEL. You agree that, as soon as commercially practicable following the date hereof, you will either (i) instruct the Warrant Agent to reflect the ownership by GCEL of the 566,288 Conversion Warrants in the Warrant Register (as defined in the Warrant Agreement), and provide evidence thereof reasonably satisfactory to us (it being understood that a screenshot or similar electronic record reflecting the Warrant Register and provided by the Warrant Agent will be reasonably satisfactory) or (ii) duly execute and deliver a physical warrant certificate with respect to the 566,288 Conversion Warrants, in form and substance reasonably satisfactory to the us, registered in the name of GCEL.

[Signature page follows]

Very truly yours,

GATEWAY CASINOS & ENTERTAINMENT LIMITED

/s/Tolek Strukoff
By:	Tolek Strukoff
Title:	Chief Legal & Administrative Officer

GTWY HOLDINGS LIMITED

/s/Tolek Strukoff
By:	Tolek Strukoff
Title:	Chief Legal & Administrative Officer

Acknowledged and Agreed:

LEISURE ACQUISITION CORP

/s/Daniel B. Silver
By:	Daniel B. Silvers
Title:	Chief Executive Officer